UNITED STATES DISTRICT COURT
                           NORTHERN DISTRICT OF TEXAS
                               FORT WORTH DIVISION

FEDERAL TRADE COMMISSION,       )
                                )
         Plaintiff,             )
                                )
v.                              )           CIVIL ACTION NO. 4-98CV-0143A
                                )
AMERAPRESS, INC., et al.,       )
                                )
         Defendants.            )

                  COMPROMISE, RELEASE AND SETTLEMENT AGREEMENT

         WHEREAS, Plaintiff, the Federal Trade Commission ("FTC" or "Commission"), commenced this action by filing a Complaint pursuant to Section 13(b) of the Federal Trade Commission Act ("FTC Act"), 15 U.S.C. ss. 53(b) ; and
         WHEREAS, the Defendants answered and denied all material allegations and filed a Counterclaim alleging certain causes of action; and
         WHEREAS, the Commission and Defendants have agreed to the entry of an Agreed Final Order by the Court, in the form attached hereto as Exhibit 1, in order to resolve all matters in dispute between them in this action; and
         WHEREAS, the Commission and Defendants have consented to entry of this Agreed Final Order without trial, and it is stipulated that Defendants, by agreeing to the entry of this Agreed Final Order, do not admit to any violation of any law, statute, rule or regulation or to the commission of any wrongful act, and the Commission, by agreeing to the entry of this Agreed Final Order, does not admit to any violations of law, statute, rule or regulation, or to the commission of any wrongful act,

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but instead denies any violations or wrongdoing.

                                       I.

         For the purpose of this Agreement, the term "Defendants" means AmeraPress, Inc. ("AmeraPress"), Voxcom Sales, LLC, The Home Business Group, Inc. ("HBG"), Lawrence R. Biggs, Jr., Kim Crowther and Donald G. McLellan, as well as Vendworx, Inc. ("Vendworx"), Brian Jensen, Gwynda Gee, and Scott Freda, as additional parties the Commission sought leave to add as Defendants to the lawsuit (but which leave the Court denied), whether acting directly or through any entity, corporation, subsidiary, division, or other device.

                                       II.

         IT IS HEREBY AGREED that Defendants will pay the sum of FOUR HUNDRED THOUSAND DOLLARS ($400,000.00), on or before May 15, 1998, to be used by the Commission to pay refunds to consumers of AmeraPress' goods and services, including those whose refunds have been previously approved, but not paid, by AmeraPress as of April 6, 1998. Defendants will pay an additional SIXTY-FIVE THOUSAND DOLLARS ($65,000.00) on or before May 15, 1998 which will be used by the Commission to pay refunds to consumers of HBG's goods and services, including those whose refunds have been previously approved, but not paid, by HBG as of April 6, 1998. Defendants will also pay to the Commission THIRTY-FIVE THOUSAND DOLLARS ($35,000) on or before May 15, 1998 which may be used by the Commission for consumer redress or its administrative expenses in connection herewith. These payments are being made in order to compromise and settle this lawsuit.
                                      III.

         As consideration for the agreements recited herein, the Federal Trade Commission hereby

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releases  the   Defendants,   each  of  their   officers,   agents,   employees,
representatives, shareholders, attorneys and board members from any and all liability, whether known or unknown, which was or could have been raised in the lawsuit referenced above for any acts or omissions regarding the advertising, offering for sale, licensing, contracting, sale, or other promotion of a business venture by AmeraPress, HBG, and/or Vendworx up to and including the day on which this agreement is signed. The parties intend this to be a global, all encompassing release.
                                       IV.

         IT IS FURTHER AGREED that, within five business days after receipt of the Agreed Final Order as entered by the Court, each Defendant shall submit to the Commission a truthful sworn statement that shall acknowledge receipt of the Agreed Final Order, noting date of receipt and attaching a copy of the Agreed Final Order received.
                                       V.

         IT IS FURTHER AGREED that if the Commission, in its sole discretion, determines that redress is wholly or partially impractical, any funds not so used shall be deposited in the United States Treasury. The Commission, in its sole discretion, may use a designated agent to administer consumer redress, and may in its sole discretion extend the deadline for accepting claims. Defendants waive any right to contest the disposition of the funds paid pursuant to the terms of this Agreement. All payments made to consumers as described herein shall be conditioned on consumers releasing Defendants for all claims related to the purchase of goods and services from Defendants. Defendants agree to cooperate with the Commission, as the Commission may request, in the administration of any redress procedures, and upon request agree to review and product information concerning the validity of consumer redress claims made. The Commission agrees to provide to

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Defendants  AmeraPress  and HBG lists of  consumers  accepting  payment from the funds, and copies of the front and back of the checks by which consumers have been paid, showing the name and address of the consumer, the amount of payment and the signature on the release.
                                       IV.

         IT IS FURTHER AGREED that each of the notices any party is required to give to another pursuant to this Agreement shall identify this action by its name and case number, and be addressed: (1) if to the Federal Trade Commission, to: Associate Director, Division of Marketing Practices, Federal Trade Commission, Washington, D.C. 20580 (2) if to Defendants, to: Lawrence R. Biggs, Jr., 8115 Preston Road, Suite 800E, Dallas, Texas 75225, or to those addresses of Defendants as may be forwarded to the Federal Trade Commission at the above address from time to time.
                                      VII.

         Plaintiff agrees that, before seeking any civil remedies against any of the Defendants in the future regarding the advertising, offering for sale, licensing, contracting, sale, or other promotion of a business venture by AmeraPress, HBG, and/or Vendworx it will provide at least ten (10) days written notice to each of such Defendants at issue, setting forth a date, time and place where such civil remedy may be sought. The Commission further agrees that, before or during this ten day period, it will meet and confer with the Defendant(s) at issue and such person(s)' attorneys.
AGREED:


/s/ Hugh Stevenson                                          Dated: April 7, 1998
--------------------------------------------
HUGH STEVENSON
Acting Deputy Director, Bureau of Consumer Protection
Federal Trade Commission


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ATTORNEYS FOR PLAINTIFF
FEDERAL TRADE COMMISSION

This Agreement is being signed on behalf of the Federal Trade Commission by Hugh Stevenson, Acting Deputy Director of the Bureau of Consumer Protection of the Federal Trade Commission, who, by signing this Agreement, represents that he approves this Agreement on behalf of the Director of Bureau of Consumer Protection of the Federal Trade Commission, and will recommend and use his best efforts to obtain the approval of the Federal Trade Commission by 5:00 p.m., Central Daylight Savings Time on Thursday, April 9, 1998. If the Federal Trade Commission approves this Agreement and the Agreed Final Order by 5:00 p.m., Central Daylight Savings Time on Thursday, April 9, 1998, counsel for the Federal Trade Commission will notify the Defendants in writing, by facsimile transmission to Mark Enoch by 6:00 p.m., Central Daylight Savings Time on Thursday, April 9, 1998.


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